EXHIBIT 3


      Set forth below is a summary of acquisitions of beneficial ownership in the Shares of the Issuer by Frost-Pan Investment Corp. through the date of this filing.

               NUMBER OF SHARES      PRICE PER             TYPE OF
DATE               ACQUIRED            SHARE              TRANSACTION
----           ----------------      ---------            -----------

3/8/96             566,780             3.5287          Private Placement

4/5/96             283,286             3.53            Private Placement


                                  Page 13 of 48